LIMITED POWER OF ATTORNEY
Know all by these presents, that the undersigned hereby makes, constitutes and appoints each of Lydia Gavalis and Lauren Platko, or any of them acting individually, with full power of substitution and re-substitution, acting individually, as the undersigned’s true and lawful attorney-in-fact (each of such persons and their substitutes hereafter referred to as an “Attorney-in-Fact”), with full power and authority as hereinafter described on behalf of and in the undersigned’s name, place and stead, in any and all capacities to:

(1)prepare, execute and submit to the SEC, the Company, and any national securities exchange on which the Company’s securities are listed, for and on behalf of the undersigned and in the undersigned’s capacity as a securityholder, officer and/or director of the Company, any and all reports (including any amendments thereto) that are required to be filed with such body, or which any Attorney-in-Fact considers advisable to file with such body, including but not limited to Schedules 13G, 13D, Forms 3, 4 and 5 relating to the Company in accordance with Sections 13(d), 13(g) and 16(a) of the Exchange Act and the rules and regulations promulgated thereunder, and Forms 144 in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”);

(2)seek or obtain, as the undersigned’s representative and on the undersigned’s behalf, information on transactions in the Company’s securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such third parties to release any such information to any Attorney-in-Fact and further approves and ratifies any such release of information;

(3)do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to prepare, complete and execute any such Schedules 13D, 13G, Forms 3, 4 or 5, or Forms 144, and any amendments thereto, or other required report, and timely file such forms or reports with the SEC and any stock exchange or similar authority as considered necessary or advisable under Sections 13(d), 13(g) and 16(a) of the Exchange Act or Rule 144 of the Securities Act; and

(4)take any other action of any type whatsoever in connection with the foregoing that such Attorney-in-Fact reasonably believes may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Limited Power of Attorney will be in such form and will contain such disclosure, information, terms and conditions as such Attorney-in-Fact, in such Attorney-in-Fact’s sole discretion, deems necessary or advisable.

The undersigned hereby acknowledges that (a) the foregoing Attorneys-in-Fact are serving in such capacity at the request of the undersigned; (b) this Limited Power of Attorney authorizes, but does not require, each such Attorney- in-Fact to act in the Attorney-in-Fact’s discretion on information provided to such Attorney-in-Fact without independent verification of such information; (c) neither the Company, Company Counsel, nor any Attorney-in-Fact assumes (i) any liability for the undersigned’s responsibility to timely comply with the requirements of the Exchange Act or the Securities Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 13 or Section 16(b) of the Exchange Act; and (d) this Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned’s obligations under the Exchange Act and the Securities Act, including, without limitation, the reporting requirements under Sections 13(d), 13(g) and 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force and effect until revoked by the undersigned in a signed writing delivered to each such Attorney-in-Fact.

IN WITNESS WHEREOF, the undersigned has caused this Limited Power of Attorney to be executed as of this 15th day of September, 2025.

/s/ Margaret McAllister Margaret McAllister